SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 20, 2014

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of The Female Health Company (the "Company") was held on March 20, 2014.  A total of 28,830,502 shares of common stock were eligible to vote at the Annual Meeting.  The matters voted on at the Annual Meeting were as follows:

1.   Election of Directors:

The following individuals were nominated for election to the Board of Directors for terms that expire at the next annual meeting of shareholders.  All of the nominated directors were elected.  The results of the vote on the election of directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
David R. Bethune	17,932,735	721,772	7,610,652
Stephen M. Dearholt	18,163,774	490,733	7,610,652
Donna Felch	18,041,106	613,401	7,610,652
Mary Margaret Frank, Ph.D.	18,176,995	477,512	7,610,652
William R. Gargiulo, Jr.	18,257,131	397,376	7,610,652
Karen King	18,370,025	284,482	7,610,652
Andrew S. Love	18,236,364	418,143	7,610,652
O.B. Parrish	18,271,836	382,671	7,610,652
Richard E. Wenninger	18,165,352	489,155	7,610,652

2.   Ratification of Auditors:

The shareholders voted to ratify the appointment by the Company's Audit Committee of McGladrey LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,054,936	173,179	37,044	–

3.   Advisory (non-binding) vote on the executive compensation of the Company's named executive officers:

The shareholders voted in favor of the compensation of the Company's named executive officers as disclosed in the proxy statement for the Annual Meeting of Shareholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,914,936	3,090,503	649,068	7,610,652

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  March 25, 2014
BY  Michele Greco
       Michele Greco, Vice President
         and Chief Financial Officer